                               FOURTH AMENDMENT TO
                             INDUSTRIAL SPACE LEASE

         THIS FOURTH AMENDMENT TO INDUSTRIAL SPACE LEASE (hereinafter referred to as this "Amendment") is dated as of the ___ day of April, 1997 by and between CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation (the "Landlord") and HALO INDUSTRIES, INC., an Illinois corporation doing business as HALO ADVERTISING SPECIALTIES (the "Tenant").

                                    RECITALS

         A. LaSalle National Trust, N.A., not personally but solely as Trustee under a certain Trust Agreement dated August 14, 1990 and known as Trust No. 115722 ("Original Landlord") and Tenant entered into that certain Industrial Space Lease dated as of December 30, 1992 as modified by that certain Amendment to Industrial Space Lease dated May 1, 1995, Second Amendment to Industrial Space Lease dated April ___, 1996, and Third Amendment to Industrial Space Lease dated November ___, 1996 (the "Third Amendment") (said Lease and Amendments are herein collectively referred to as the "Lease") with respect to certain premises located in the building commonly known as 5990 West Touhy Avenue, Niles, Illinois as more particularly described in the Lease (the "Project").

         B. Landlord is the successor in interest to Original Landlord's interest in the Lease.

         C. Pursuant to the Third Amendment, Tenant leased the Expansion Premises (as defined in the Third Amendment) from Landlord, and Landlord leased the Expansion Premises to Tenant.

         D. Tenant desires to alter a portion of the Expansion Premises comprising 11,760 square feet of space as depicted in EXHIBIT A attached hereto and by this reference made a part hereof (the "Office Space") for use as office space, and Landlord has agreed to pay a tenant improvement allowance to Tenant in connection with the tenant improvement work to be performed in the Office Space.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. INCORPORATION OF RECITALS AND DEFINITIONS. The foregoing Recitals are incorporated into this Amendment as if fully set forth herein. All capitalized terms used in this Amendment, unless otherwise defined, shall have the meanings ascribed to them in the Lease. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

         2. ADDITIONAL BASE RENTAL FOR OFFICE SPACE. From and after June 1, 1997 (the "Effective Date"), Tenant shall pay additional Base Rental ("Additional Office Space Base Rental") to Landlord with respect only to the Office Space, which Additional Office Space Base Rental shall be in addition to and not in lieu of the Base Rental provided for in the Third Amendment, as follows:


                                                                           ANNUAL ADDITIONAL
                           PERIOD                                      OFFICE SPACE BASE RENTAL
                           ------                                      ------------------------
                  June 1, 1997-September 30, 1998                            $ 89,622.80
                  October 1, 1998-September 30, 1999                         $ 92,311.48
                  October 1, 1999-September 30, 2000                         $ 95,080.82
                  October 1, 2000-September 30, 2001                         $ 97,933.25
                  October 1, 2001-September 30, 2002                         $100,871.25
                  October 1, 2002-September 30, 2003                         $103,897.38


         3. TERMINATION OPTION. If Tenant exercises the Termination Option pursuant to Section 5 of the Third Amendment, then Tenant shall pay to Landlord, in addition to and not in lieu of the Termination Fee set forth in the Third Amendment, an additional Termination Fee ("Additional Termination Fee") with respect to the Office Space as follows:


                           EXPANSION PREMISES                                    ADDITIONAL
                           TERMINATION DATE                                   TERMINATION FEE
                           ----------------                                   ---------------
                  June 1, 1997-September 30, 1998                               $372,320.62
                  October 1, 1998-September 30, 1999                            $314,688.96
                  October 1, 1999-September 30, 2000                            $251,963.19
                  October 1, 2000-September 30, 2001                            $183,693.02
                  October 1, 2001 -September 30, 2002                           $109,388.40
                  October 1, 2002-September 30, 2003                            $ 28,515.92


         The Additional Termination Fee shall be payable at the same time and in the same manner as the Termination Fee and shall not be refundable under any circumstances.

         4. TENANT IMPROVEMENTS AND TENANT IMPROVEMENT ALLOWANCE.

                  (a) Tenant shall, at Tenant's sole cost and expense, cause to be prepared and submitted to Landlord for Landlord's prior approval, plans and specifications (the "Plans"), including, but not limited to, all space plans, working drawings, mechanical and engineering drawings, disclosing all construction to be performed by Tenant in the Office Space (collectively, the "Work"). Landlord's approval of the Plans shall not be unreasonably withheld or denied. In the event the Plans are disapproved, Tenant shall revise and resubmit the Plans and Landlord shall review the same and notify Tenant of its approval or disapproval in the same manner as required for the initial submittal.

                  (b) Tenant shall enter into a contract with Executive Construction ("Tenant's Contractor") to perform the Work. Prior to commencing the Work, Tenant shall submit all written contracts with Tenant's Contractor for Landlord's approval. All installations, alterations and additions which comprise the Work shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used. The Work performed by Tenant's Contractor shall comply with all applicable insurance requirements, all laws, statutes, ordinances and regulations of the Village of Niles, the State of Illinois and the United States of America. Tenant shall permit Landlord to observe all construction operations within the Office Space performed by Tenant's Contractor. No silence or statement by Landlord's supervisor shall be deemed or

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

         construed as an assumption by said supervisor or Landlord of any responsibility for or in relation to the construction of the Office Space or any guarantee that the Work complies with laws, complies with the Plans, or is suitable or acceptable to Tenant for Tenant's intended business purposes.

                  (c) Tenant, at its sole cost and expense, shall file all necessary plans with the appropriate governmental authorities having jurisdiction over the Work. Tenant shall be responsible for obtaining all permits, authorizations and approvals necessary to perform and complete the Work. Tenant shall not commence the Work until the required permits authorizations and approvals for such work are obtained and delivered to Landlord.

                  (d) Tenant shall at all times keep the Office Space and the balance of the Premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Landlord reserves the right to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord's reasonable cleanup requirements. At the completion of the Work, Tenant's Contractor shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Office Space and Building. Any damage caused by Tenant's Contractor to any portion of the Building or to any property of Landlord shall be repaired forthwith by Tenant at its expense to its condition prior to such damage.

                  (e) Tenant and Tenant's Contractor shall assume responsibility for the prevention of accidents and shall take all reasonable safety precautions with respect to the Work and shall comply with all reasonable safety measures initiated by Landlord and with all applicable laws, ordinances, rules, regulations and orders applicable to the Work including those of any public authority for the safety of persons or property. Tenant shall advise Tenant's Contractor to report to Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance carrier within three (3) days of its occurrence.

                  (f) Provided no default exists under this Lease, Landlord shall pay, as Landlord's contribution to the costs of construction of the Work, a sum equal to THREE HUNDRED NINETY THOUSAND AND NO/100 ($390,000.00) DOLLARS ("Tenant Improvement Allowance"). Tenant shall pay for the entire cost of the Work including, but not limited to, all labor, material, permits, architectural and engineering fees, and permit fees, in excess of the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be paid to Tenant's Contractor in installments by the Landlord as the Work progresses within ten (10) days of presentation by Tenant and Tenant's Contractor of reasonable documentation evidencing (i) the amounts due, in relation to the Work, to the Tenant's Contractor and any subcontractors and materialmen, including, but not limited to, general contractor's statement and partial and final lien waivers, as the case may be, covering all Work for which the Tenant's Contractor is requesting payment; (ii) the percentage of the Work completed; (iii) a sworn statement from Tenant setting forth in detail all contractors and material suppliers with whom Tenant has contracted, their addresses, work or materials to be furnished, amounts of contracts, amounts paid to date, amounts of current payments and balances due; and (iv) a report by the architect that prepared the Plans certifying that the Work has been completed and materials are in place

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

         as indicated by the request for payment of Tenant's Contractor. Tenant shall be responsible for obtaining and submitting to Landlord all documentation reasonably required by the Landlord in relation to draw requests. Payments of the Tenant Improvement Allowance shall never exceed, in the aggregate, the lesser of (i) the remaining unpaid amount of the Tenant Improvement Allowance, or (ii) that amount equal to ninety percent (90%) of the cost of all Work completed in accordance with the Plans, as evidenced by the documentation furnished with such request (including lien waivers). The ten percent (10%) of the cost of the Work not disbursed (the "Holdback") shall be disbursed to Tenant's Contractor with the final payment for the Work. The disbursement of the Tenant Improvement Allowance and any additional funds due from Tenant shall be made through a construction escrow ("Construction Escrow") established with Chicago Title Insurance Company ("Escrowee"), or such other title company selected by Landlord. The parties shall execute a standard form of construction escrow agreement utilized by the Escrowee with such revisions thereto as may be necessary to conform to the provisions hereof. The parties and any contractor employed by Tenant and all subcontractors thereof shall furnish to the Escrowee such other documents, information and undertakings as may be reasonably requested by the Escrowee to enable it to advise Landlord and Tenant, with respect to the periodic disbursement made through the construction escrow and lien waivers are in proper form for the purpose of releasing and waiving any and all rights to file mechanics lien claims against the Office Space and the Premises or any portion thereof and that there are no liens of public record. Landlord shall fund the Tenant Improvement Allowance into the Construction Escrow periodically by the transfer of funds upon approval of documents submitted in connection with each construction draw and upon the Escrowee's determination, with respect to the periodic disbursements made through the construction escrow, that it is prepared to advise Landlord that all statements and lien waivers are in proper form for the purpose of releasing and waiving any and all rights to file mechanics lien claims against the Office Space or any portion thereof and that there are no liens of public record through the date of disbursement of funds. Notwithstanding the foregoing, if at any time during the course of performance of the Work the total unpaid cost of completing the Work as indicated by any of the sworn statements provided hereunder exceeds the balance of the Tenant Improvement Allowance, Landlord need not make further disbursements of Tenant Improvement Allowance until Tenant has deposited in the Construction Escrow the sum necessary, along with the balance of the Tenant Improvement Allowance, to make all available funds equal to the unpaid cost of construction or has paid such excess costs directly. The final payment for the Work (inclusive of the entire Holdback) shall not be made until the architect who prepared the Plans shall have certified to Landlord and Tenant that the Work is substantially complete in accordance with the Plans, any applicable certificate of occupancy or other governmental license or permit has been issued, all final waivers of lien have been deposited with the Escrowee and the Escrowee is prepared to advise Landlord that there are no liens of public record resulting from the Tenant's Work and is prepared to issue a date-down endorsement

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

         to Landlord's then existing Title Insurance Policy issued by Chicago Title Insurance Company free of any exceptions relating to Work. The payment for expenses incurred in connection with the Construction Escrow and issuance of the Title Insurance Policy date-down endorsement shall be paid from the Tenant Improvement Allowance as an element of the cost of the Work.

         5. BROKERS. Landlord and Tenant hereby represent and warrant to one another that it has not dealt with any broker, salesperson, finder or other party who is or might be entitled to a commission, fee or other compensation in connection with the transaction contemplated by this Amendment except for Grubb & Ellis and P.M. Realty Group/Ecker (collectively, the "Brokers"). Landlord and Tenant each hereby agree to indemnify, defend and hold the other harmless from and against all loss, cost and expense (including, without limitation, attorneys fees) arising out of the breach by the other party of the foregoing representation and warranty.

         6. NO OTHER MODIFICATION. The Lease is only modified as set forth herein and in all other respects remains in full force and effect.

         7. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         8. MODIFICATION. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.

         9. GOVERNING LAW. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Illinois.

         10. COUNTERPARTS. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. SEVERABILITY. Landlord and Tenant intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:                                       TENANT:

CENTERPOINT PROPERTIES                          HALO INDUSTRIES, INC., an
CORPORATION, a Maryland                         Illinois corporation
corporation

By                                              By:
  -------------------------                        ----------------------------
  Its:                                             Its:
      ---------------------                            ------------------------
By
  -------------------------
  Its:







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